UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 28, 2016
Date of Report (date of earliest event reported):

GLOBAL TECH INDUSTRIES GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-10210	83-0250943
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Sixth Avenue, Suite 800
New York, NY 10011
(Address of principal executive offices)

212-204-7926
 (Registrant's telephone number, including area code)

___N/A___
(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 23, 2016, Global Tech Industries Group, Inc. (the “Company”) received a letter from the Securities and Exchange Commission informing the Company that its current auditor, Scrudato & Co., PA, has had its PCAOB license revoked. Therefore, the Company terminated the engagement of Scrudato & Co., PA (“Scrudato”). The Company has not had any disputes with Scrudato regarding the filings they did for the Company from January 1, 2014 until September 30, 2016. There had been no disagreements with Scrudato on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the years ended December 31, 2014 through September 30, 2016.

On December 28, 2016, the Company engaged DLL CPAS, LLC as its independent accountant to provide auditing services going forward for the Company. Prior to such engagement, the Company had no consultations with DLL CPAS, LLC. The decision to hire DLL CPAS, LLC was approved by the Company’s Board of Directors on December 28, 2016.

On December 28, 2016, the Company provided Scrudato with its disclosures in the Current Report on a Form 8-K disclosing the dismissal of Scrudato and requested in writing that Scrudato furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. Scrudato’s response is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter dated December 28, 2016 from Scrudato & Co., PA

SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 30, 2016

Global Tech Industries Group, Inc. /s/ David Reichman —————————————— By: David Reichman Title: Chairman & CEO